EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-1836, 33-26267, 333-151865, 333-140811, 333-109374, 333-105951, 333-45768, 333-01413,and 333-164994 on Form S-8 of our report dated August 25, 2010, relating to the consolidated financial statements and financial statement schedule of Flexsteel Industries, Inc. and Subsidiaries (the “Company”) in the Annual Report on Form 10-K of the Company for the year ended June 30, 2010.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
August 25, 2010

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